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                                  Exhibit 23.1


MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated September 16, 2005, in Amendment No. 5 to the Registration Statement on Form SB-2 and related Prospectus of Matrix Ventures, Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott LLP"


MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 9, 2005